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                                                                 EXHIBIT 99.3

                             STOCKHOLDER AGREEMENT



May 14, 1997

Dreco Energy Services Ltd.
#1340 Weber Centre
5555 Calgary Trail South
Edmonton, Alberta, Canada T6H 5P9


Attention: President

Reference is made to the Combination Agreement by and between National-Oilwell, Inc. ("NOI") and Dreco Energy Services Ltd. ("Dreco") dated as of May 14, 1997 (the "Agreement") and the other transactions, including, without limitation, the restatement of NOI's charter, contemplated by the Agreement (the "Contemplated Transactions"), providing for the combination of NOI and Dreco. As an inducement to, and in consideration of, Dreco's entering into the Agreement, the undersigned covenants and agrees as follows:

       (i) At any meeting of the stockholders of NOI at which either the approval of the Agreement or of the Contemplated Transactions or both are to be voted upon, the undersigned will vote any voting securities of NOI over which the undersigned has voting authority in favor of the approval of the Agreement of the Contemplated Transactions unless the Board of Directors of NOI is recommending, at the time of such meeting, that stockholders of NOI vote against such approval.

       (ii) Until the Closing (as defined in the Agreement) or the termination of the Agreement, the undersigned will not sell, contract to sell or otherwise dispose of any voting securities of NOI over which the undersigned has dispositive authority.



Very Truly Yours,

First Reserve Fund V, Limited Partnership
  By First Reserve Corporation, its general partner

By: /s/ William E. Macaulay
Name: William E. Macaulay
Title: President

First Reserve Fund V-2, Limited Partnership
  By First Reserve Corporation, its general partner

By: /s/ William E. Macaulay
Name: William E. Macaulay
Title: President

First Reserve Fund VI, Limited Partnership
  By First Reserve Corporation, its general partner

By: /s/ William E. Macaulay
Name: William E. Macaulay
Title: President